As filed with the Securities and Exchange Commission
                                 on May 3, 2001
                             Registration No. 333-__

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             ADMIRALTY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State of other jurisdiction of incorporation or organization)

                                   65-0405207
                      (I.R.S. Employer Identification No.)

                               4400 PGA BOULEVARD
                                    SUITE 200
                        PALM BEACH GARDENS, FLORIDA 33410
                    (Address of principal executive offices)

                             2000 STOCK OPTION PLAN
                            (Full title of the plans)

                                  WARD KELLOGG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ADMIRALTY BANCORP, INC.
                               4400 PGA BOULEVARD
                                    SUITE 200
                        PALM BEACH GARDENS, FLORIDA 33410
                     (Name and address of agent for service)

                                 (561) 624-4701
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================== =================== ==================== ========================= ========================
Title of Securities to   Amount to be        Proposed Maximum     Proposed Maximum          Amount of Registration
be Registered            Registered (1)      Offering Price Per   Aggregate Offering        Fee (2)
                                             Share                Price (2)
------------------------ ------------------- -------------------- ------------------------- ------------------------
Class B Common Stock,
no par value per share
                            365,000             $14.00               $5,110,000                $1,278
======================== =================== ==================== ========================= ========================

         (1) Represents shares to be issued upon the exercise of stock options under the 2000 Stock Option Plan.

         (2) Estimated solely for the purpose of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC" or "Commission"). Reports, proxy statements and other information concerning the company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website that contains copies of such material. The address of the Commission's Website is (http://www.sec.gov).

         The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

         (a) the company's Annual Report on Form 10-KSB for the year ended December 31, 2001;

         (b) the description of the company's Class B Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on September 15, 1998 to register the Class B Common Stock under Section 12(g) of the Exchange Act.; and

         (c) the company's current reports on Form 8-K dated January 19, 2001, March 5, 2001 and April 26, 2001.

         In addition, all documents subsequently filed by the company with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The objective of the following indemnification provision is to assure that indemnification can be invoked by the company for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

         In accordance with the Delaware General Corporation Law, Article FIFTH of the Registrant's Amended and Restated Certificate of Incorporation provides as follows:

FIFTH:                     (A)      A director of the Corporation shall not be
                  personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

                           (B)      (1)      The Corporation shall indemnify any
                  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

                                    (2)      The Corporation shall indemnify any
                  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claims, issues or matters as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

                                    (3)      The right to indemnification
                  conferred in this Article Fifth shall also include the right to be paid by the Corporation the expenses incurred in connection any such proceeding in advance of its final disposition to the fullest extent permitted by the Delaware General Corporation Law.

                                    (4)      The Corporation may, by action of
                  its Board of Directors, provide indemnification to such of the employees and agents of the Corporation and such other persons serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as is permitted by the Delaware General Corporation Law and the Board of Directors shall determine to be appropriate.

                           (C) The Corporation shall have power to purchase and
                  maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expenses, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law.

                           (D) The right to indemnification conferring in this
                  Article Fifth shall be a contract right. The rights and authority conferred in this Article Fifth shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

                           (E) No amendment, modification or repeal of this
                  Article Fifth, nor the adoption of any provision of this Certificate of Incorporation or the By-laws of the Corporation, nor, to the fullest extent permitted by the Delaware General Corporation Law, any amendment, modification or repeal of law shall eliminate or reduce the effect of this Article Fifth or adversely affect any right or protection then existing hereunder in respect of any acts or omissions occurring prior to such amendment, modification, repeal or adoption.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement.

         Exhibit
         Number   Description of Exhibit
         ------   ----------------------

         4        Form of 2000 Stock Option Plan

         5        Opinion of Windels Marx Lane & Mittendorf, LLP

         23(a)    Consent of KPMG LLP

         23(b) Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)


Item 9.  Undertakings.

         (a)      The undersigned company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer of controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach Gardens, State of Florida on May 1, 2001.

                                               ADMIRALTY BANCORP, INC.
                                               (Registrant)


                                       By: /s/ Ward Kellogg
                                          --------------------------------------
                                               Ward Kellogg
                                               President and
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 1st day of May, 2001.


Name                                Title                            Date
----                                -----                            ----

 /s/Bruce A. Mahon                  Chairman of the Board            May 1, 2001
-----------------------------
BRUCE A. MAHON

/s/William Berger                   Director                         May 1, 2001
-----------------------------
WILLIAM BERGER

/s/Randy Burden                     Director                         May 1, 2001
-----------------------------
RANDY BURDEN

 /s/David B. Dickensen              Director                         May 1, 2001
-----------------------------
DAVID B. DICKENSEN

/s/Leslie E. Goodman                Director                         May 1, 2001
-----------------------------
LESLIE E. GOODMAN

/s/Thomas L. Gray, Jr.              Director                         May 1, 2001
-----------------------------
THOMAS L. GRAY, JR.

/s/Thomas J. Hanford                Director                         May 1, 2001
-----------------------------
THOMAS J. HANFORD

/s/Sidney L. Hofing                 Director                         May 1, 2001
-----------------------------
SIDNEY L. HOFING

/s/Douglas Hooker                   Director                         May 1, 2001
-----------------------------
DOUGLAS HOOKER

/s/Ward Kellogg                     Director and                     May 1, 2001
-----------------------------       Chief Executive Officer
WARD KELLOGG

/s/Patrick C. Mathes III            Director                         May 1, 2001
-----------------------------
PATRICK C. MATHES III

/s/Peter L. A. Pantages             Director                         May 1, 2001
-----------------------------
PETER L. A. PANTAGES

/s/Richard P. Rosa                  Director                         May 1, 2001
-----------------------------
RICHARD P. ROSA

/s/Craig A. Spencer                 Director                         May 1, 2001
-----------------------------
CRAIG A. SPENCER

/s/Joseph W. Veccia, Jr.            Director                         May 1, 2001
-----------------------------
JOSEPH W. VECCIA, JR.

/s/Mark A. Wolters                  Director                         May 1, 2001
-----------------------------
MARK A. WOLTERS

/s/George R. Zoffinger              Director                         May 1, 2001
-----------------------------
GEORGE R. ZOFFINGER

/s/Kevin Sacket                     Treasurer                        May 1, 2001
-----------------------------       (Principal Accounting
KEVIN SACKET                        and Financial Officer)

                          EXHIBIT INDEX TO REGISTRATION
                STATEMENT ON FORM S-8 OF ADMIRALTY BANCORP, INC.
                ------------------------------------------------

         Exhibit
         Number   Description of Exhibit
         ------   ----------------------

         4        Form of 2000 Stock Option Plan

         5        Opinion of Windels Marx Lane & Mittendorf, LLP

         23(a)    Consent of KPMG LLP

         23(b) Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)